                 FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment") is dated this 31st day of May, 2000 by and among INSIGHT HEALTH CORP., a Delaware corporation (the "Purchaser"), US DIAGNOSTIC INC., a Delaware corporation ("USD"), ROY ASSAEL, an individual and general partner in the Seller ("Assael") and WILKES-BARRE IMAGING, a New York general partnership (the "SELLER").

                               RECITAL

         WHEREAS, Purchaser, USD, Assael, and Seller entered into an Asset Purchase Agreement ("Agreement") dated May 2, 2000 for the purchase of Wilkes-Barre Imaging Center located in Wilkes-Barre, Pennsylvania; and

         WHEREAS, in connection with the consummation of the transactions contemplated by the Agreement the parties desire to amend the Agreement as set forth in this Amendment;

         NOW, THEREFORE, the parties hereby agree that the Agreement be amended as follows:

                               AMENDMENT

         1. AMENDMENT TO SCHEDULES. Schedules 2.1(g) and 3.1(c) are hereby amended and restated in entirety by Schedules 2.1(g) and 3.1(c) attached to this Amendment.

         All other provisions of the Agreement remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.



                                    PURCHASER

                                    INSIGHT HEALTH CORP.


                                    By:       /s/S. T. Plochocki
                                            -----------------------------------
                                    Title:  President & Chief Executive Officer
                                            -----------------------------------

                                    SELLER

                                    WILKES BARRE IMAGING

                                    US DIAGNOSTIC INC.,
                                    General Partner


                                    By:       /s/J. Paul
                                            -----------------------------------
                                    Title:  President & Chief Executive Officer
                                            -----------------------------------



                                    USD

                                    US DIAGNOSTIC INC.,

                                    By:       /s/J. Paul
                                           -------------------------------------
                                    Title: President & Chief Executive Officer
                                           -------------------------------------



                                    ROY ASSAEL

                                    /s/Roy Assael
                                    --------------------------------------------
                                    Roy Assael